Exhibit 1

JOINT FILING AGREEMENT

Dated as of November 13, 2009

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing by Louisville Public Warehouse Company, a Kentucky corporation, (“LPWC”), Louisville Warehouse Company, a Kentucky corporation, (“LWC”), Jasteka Foundation, Inc., a Kentucky non-profit corporation (“Jasteka”), and James S. Karp (collectively the “Reporting Persons”) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, no par value, of Churchill Downs Incorporated and that this Agreement be included as an Exhibit to such joint filing.  This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 13th day of November, 2009.

LOUISVILLE PUBLIC WAREHOUSE COMPANY

By	/s/ James S. Karp
Name:	James S. Karp, President

LOUISVILLE WAREHOUSE COMPANY

By	/s/ James S. Karp
Name:	James S. Karp, President

JASTEKA FOUNDATION, INC.

By	/s/ James S. Karp
Name:	James S. Karp, President

By	/s/ James S. Karp
Name:	James S. Karp